                                                                     EXHIBIT 5.1






                                                                     May 4, 2001


Avaya Inc.
211 Mt. Airy Road
Basking Ridge, NJ 07920


                  RE:      Registration Statement on Form S-3;
                           $1,492,962,553 of
                           Securities
                           -----------------------------------------

Ladies and Gentlemen:

         I am Vice President, General Counsel and Secretary of Avaya Inc. (the "Company"), and, in such capacity, have acted as counsel to the Company in connection with the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for (A) the registration of the sale by the Company from time to time of up to $940,000,000 worth of (i) Common Stock, par value $0.01 per share ("Common Stock")(such shares, the "Primary Common Shares"); (ii) Preferred Stock; (iii) debt securities, in one or more series (the "Debt Securities"), which are to be issued pursuant to an Indenture (the "Indenture") that is to be entered into between the Company and The Bank of New York, as trustee (the "Trustee") and (iv) warrants to purchase Debt Securities (the "Warrants" and together with the Primary Common Shares, Preferred Stock and Debt Securities, the "Primary Securities"); and (B) the registration of the sale by or on behalf of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "Warburg Funds") from time to time of (i) 4,000,000 shares of Series B convertible participating preferred stock ("Series B Stock"); (ii) Series A warrants to purchase 6,883,933 shares of Common Stock ("Series A Warrants");
(iii) Series B warrants to purchase 5,507,146 shares of Common Stock ("Series B Warrants"); and (iv) up to 33,063,782 shares of Common Stock issuable upon conversion of the Series B Stock and exercise of the Series A Warrants and the Series B Warrants (the "Conversion Shares" and together with the Series B Stock, Series A Warrants and Series B Warrants, the "Secondary Securities").

         I have examined and am familiar with the Restated Certificate of Incorporation and By-laws of the Company, as each is amended to date, and the proceedings of the Board of Directors of the Company with respect to the proposed issuance of the Primary Securities and the issuance on October 2, 2000 of the Secondary Securities, excluding the Conversion Shares. I have also examined, or caused to be examined, the Indenture and such other corporate records, documents and instruments, and I have made, or caused to be made, such investigations of law, as are in my judgment necessary or appropriate as a basis for the opinions expressed below.

         In rendering the following opinions, I have assumed that the actions relating to the authorization, registration, offer and issuance of the Primary Securities and the Secondary Securities taken by the Company's Board of Directors prior to the date of this opinion will not be revoked by any action of the Company's Board of Directors after the date hereof.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

         2. With respect to the Common Stock, when the certificates representing the Primary Common Shares or the Conversion Shares have been duly executed, countersigned, registered and delivered in accordance with the Restated Certificate of Incorporation of the Company (and in the case of the Conversion Shares issuable upon conversion of the Series B Stock, such Conversion Shares have been converted in accordance with the Certificate of Designation governing the Series B Stock), and upon payment of the requisite consideration, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         3. With respect to the Preferred Stock, when both (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (collectively, the "Board") has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Amendment relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

         4. With respect to the Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, (ii) the specific terms of a particular series of Debt Securities has been duly authorized and established in accordance with the Indenture, (iii) the Board has taken all necessary corporate action, and appropriate corporate officers of the Company have taken all appropriate action in accordance with such corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) the Debt Securities of such series have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration

Statement and any prospectus supplement relating thereto, and in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) of general principles of equity (regardless of whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding may be brought.

         5. With respect to the Warrants, when (i) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and the related matters have been duly approved by all necessary corporate action of the Board, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent, if any, appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be duly authorized and validly issued.

         6. With respect to the Secondary Securities (excluding the Conversion Shares), the Secondary Securities (excluding the Conversion Shares) to be sold from time to time by the Warburg Funds have been validly issued and fully paid and are non-assessable.

         In rendering the foregoing opinions, the examination of law referred to above has been limited to, and I express no opinions as to matters under or involving any laws other than, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                 Very truly yours,


                                                 /s/ Pamela Craven
                                                 -----------------
                                                 Pamela F. Craven
                                                 Vice President,
                                                 General Counsel and
                                                 Secretary